Exhibit 99.1

10990 Roe Avenue Overland Park, KS 66211 Phone 913 696 6100 Fax 913 696 6116 News Release

YRC WORLDWIDE REPORTS 2014 THIRD QUARTER RESULTS

OVERLAND PARK, Kan., October 30, 2014 — YRC Worldwide Inc. (NASDAQ: YRCW) today reported financial results for the third quarter of 2014.

Consolidated operating revenue for the third quarter of 2014 was $1.323 billion, $70.0 million or 5.6% higher than the $1.253 billion reported in the third quarter of 2013. At the same time, consolidated operating income increased from $5.8 million to $26.7 million, a $20.9 million increase from the third quarter of 2013. Operating income in 2014 included a $0.2 million loss on asset disposals compared to a $1.3 million loss on asset disposals in 2013.

The company also reported, on a non-GAAP basis, adjusted EBITDA of $81.6 million for the third quarter of 2014, a $19.7 million increase from the $61.9 million of adjusted EBITDA reported for the third quarter of 2013 (as detailed in the reconciliation below).

YRC Freight Third Quarter Results

“During the third quarter of 2014, we experienced solid yield increases while maintaining tonnage levels at YRC Freight,” said James Welch, chief executive officer of YRC Worldwide. “As previously reported, YRC Freight achieved total revenue per hundredweight increases of 2.8% in July, 3.3% in August and an additional 3.9% increase in September on a year-over-year basis. They also reported tonnage per day increases of 2.4% in July, 0.8% in August and 0.2% in September on a year-over-year basis.

“In addition to increases in yield throughout the quarter, YRC Freight continued to perform on their operational initiatives which also increased profitability,” continued Welch. “As we move forward, we will focus on technology investments that we believe will optimize our network freight flow and provide favorable yield improvement opportunities. Executing on our strategy of improving price and managing our freight mix to ensure that we have the right freight at the right price will continue to be a priority,” stated Welch.

Regional Transportation Third Quarter Results

“Momentum continued for the Regional segment during the third quarter of 2014 as they reported total revenue per hundredweight increases of 1.5% in July, 0.6% in August and 3.8% in September and reported tonnage per day increases of 4.2% in July, 3.7% in August and 2.5% in September, all on a year-over-year basis,” said Welch. “During the quarter, the Regional operating companies focused on pricing improvements to manage capacity and reduce short-term revenue equipment rentals. This strategy decelerated tonnage growth throughout the third quarter, but increased profitability. Improving pricing while balancing capacity will continue to be the focus for the Regional segment moving forward,” concluded Welch.

Key Segment Information – third quarter 2014 compared to the third quarter of 2013

YRC Freight	2014	2013	Percent Change
Workdays	64.0	64.0
Operating revenues (in millions)	$843.0	$808.7	4.2%
Operating income (loss) (in millions)	8.8	(9.7)	NM
Operating ratio	99.0	101.2	2.2pp
Total tonnage per day (in thousands)	27.34	27.03	1.2%
Total shipments per day (in thousands)	46.20	45.75	1.0%
Revenue per hundredweight	$24.00	$23.23	3.3%
Revenue per shipment	$284	$274	3.5%

Regional Transportation	2014	2013	Percent Change
Workdays	64.0	62.5
Operating revenues (in millions)	$479.6	$444.0	8.0%
Operating income (in millions)	24.4	20.0	22.0%
Operating ratio	94.9	95.5	0.6pp
Total tonnage per day (in thousands)	31.97	30.91	3.5%
Total shipments per day (in thousands)	43.65	42.82	1.9%
Revenue per hundredweight	$11.73	$11.48	2.1%
Revenue per shipment	$172	$166	3.6%

Liquidity

As of September 30, 2014, the company had cash and cash equivalents and amounts able to be drawn under its ABL Facility totaling $212.9 million. For comparison, as of June 30, 2014, cash and cash equivalents and amounts able to be drawn totaled $209.4 million. For the nine months ended September 30, 2014, cash used in operating activities was $26.3 million as compared to cash used in operating activities of $3.0 million for the nine months ended September 30, 2013.

Review of Financial Results

YRCW will host a conference call with the investment community today, Thursday, October 30, 2014, beginning at 4:30 p.m. EDT, 3:30 p.m. CDT. The call will be available to listeners as a live webcast and as a replay via the YRC Worldwide website yrcw.com.

Non-GAAP Financial Measures

Adjusted EBITDA (defined in our credit facilities as Consolidated EBITDA) is a non-GAAP measure that reflects the company’s earnings before interest, taxes, depreciation, and amortization expense, and further adjusted for letter of credit fees, equity-based compensation expense, net gains or losses on property disposals and certain other items, including restructuring professional fees, expenses associated with certain lump sum payments to our IBT employees and results of permitted dispositions and discontinued operations as defined in the company’s credit facilities. Adjusted EBITDA is used for internal management purposes as a financial measure that reflects the company’s core operating performance. In addition, management uses adjusted EBITDA to measure compliance with financial covenants in the company’s credit facilities. Free cash flow and adjusted free cash flow are non-GAAP measures that reflect the company’s operating cash flow minus gross capital expenditures and operating cash flow minus gross capital expenditures, excluding the restructuring professional fees included in operating cash flow, respectively. However, these financial measures should not be construed as better measurements than operating cash flow, net income or earnings per share, as defined by generally accepted accounting principles (GAAP).

Adjusted EBITDA, free cash flow and adjusted free cash flow have the following limitations:

•	Adjusted EBITDA does not reflect the interest expense or the cash requirements necessary to fund restructuring professional fees, letter of credit fees, service interest or principal payments on our outstanding debt or fund our lump sum payments to our IBT employees required under the ratified MOU;

•	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will have to be replaced in the future, and adjusted EBITDA does not reflect any cash requirements for such replacements;

•	Equity-based compensation is an element of our long-term incentive compensation program, although adjusted EBITDA excludes certain employee equity-based compensation expense when presenting our ongoing operating performance for a particular period;

•	Adjusted free cash flow excludes the cash usage by the company’s restructuring professional fees, debt issuance costs, equity issuance costs and principal payments on our outstanding debt and the resulting reduction in the company’s liquidity position from those cash outflows;

•	Other companies in our industry may calculate adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, adjusted EBITDA, free cash flow and adjusted free cash flow should not be considered a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using adjusted EBITDA, free cash flow and adjusted free cash flow as a secondary measure. The company has provided reconciliations of its non-GAAP measures, adjusted EBITDA, free cash flow and adjusted free cash flow, to GAAP operating income (loss) within the supplemental financial information in this release.

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Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Words such as “will,” “expect,” “intend,” “anticipate,” “believe,” “project,” “forecast,” “propose,” “plan,” “designed,” “enable,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are inherently uncertain and are subject to significant business, economic, competitive, regulatory and other risks, uncertainties and contingencies, known and unknown, many of which are beyond our control. Our future financial condition and results could differ materially from those predicted in such forward-looking statements because of a number of factors, including (without limitation) our ability to generate sufficient cash flows and liquidity to fund operations and satisfy our cash needs and future cash commitments, including (without limitation) our obligations related to our substantial indebtedness and lease and pension funding requirements; the success of our management team in implementing its strategic plan and operational and productivity improvements, including (without limitation) our continued ability to meet high on-time and quality delivery performance standards, and the impact of those improvements to meet our future liquidity and profitability; our ability to finance the maintenance, acquisition and replacement of revenue equipment and other necessary capital expenditures; potential increase in our operating lease obligations resulting from our decision to defer the purchase of new revenue equipment; changes in equity and debt markets; inclement weather; price and availability of fuel; sudden changes in the cost of fuel or the index upon which we base our fuel surcharge and the effectiveness of our fuel surcharge program in protecting us against fuel price volatility; competition and competitive pressure on service and pricing; expense volatility, including (without limitation) volatility due to changes in purchased transportation service or pricing for purchased transportation; our ability to comply and the cost of compliance with federal, state, local and foreign laws and regulations, including (without limitation) laws and regulations for the protection of employee safety and health and the environment; terrorist attack; labor relations, including (without limitation) our ability to attract and retain qualified drivers, the continued support of our union employees with respect to our strategic plan, the impact of work rules, work stoppages, strikes or other disruptions, our obligations to multi-employer health, welfare and pension plans, wage requirements and employee satisfaction; the impact of claims and litigation to which we are or may become exposed; and other risks and contingencies, including (without limitation) the risk factors that are included in our reports filed with the SEC, including those described under “Risk Factors” in our annual report on Form 10-K and quarterly reports on Form 10-Q.

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About YRC Worldwide

YRC Worldwide Inc., headquartered in Overland Park, Kan., is the holding company for a portfolio of successful companies including YRC Freight, YRC Reimer, Holland, Reddaway, and New Penn. YRC Worldwide has one of the largest, most comprehensive less-than-truckload (LTL) networks in North America with local, regional, national and international capabilities. Through its team of experienced service professionals, YRC Worldwide offers industry-leading expertise in heavyweight shipments and flexible supply chain solutions, ensuring customers can ship industrial, commercial and retail goods with confidence.

Please visit our website at www.yrcw.com for more information.

Investor Contact:	Stephanie Fisher
913-696-6108 investor@yrcw.com

Media Contact:	Suzanne Dawson LAK Public Relations, Inc.
212-329-1420 sdawson@lakpr.com

CONSOLIDATED BALANCE SHEETS

YRC Worldwide Inc. and Subsidiaries

(Amounts in millions except share and per share data)

	September 30, 2014	December 31, 2013
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$181.4	$176.3
Restricted amounts held in escrow	33.6	90.1
Accounts receivable, net	551.7	460.9
Prepaid expenses and other	84.7	70.6

Total current assets	851.4	797.9

PROPERTY AND EQUIPMENT:
Cost	2,826.6	2,844.2
Less—accumulated depreciation	(1,810.7)	(1,754.4)

Net property and equipment	1,015.9	1,089.8

OTHER ASSETS:
Intangibles, net	65.4	79.8
Restricted amounts held in escrow	—	0.6
Deferred income taxes, net	18.4	18.3
Other assets	95.5	78.5

Total assets	$2,046.6	$2,064.9

LIABILITIES AND SHAREHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Accounts payable	$198.9	$176.7
Wages, vacations, and employees’ benefits	211.7	191.2
Deferred income taxes, net	18.4	18.6
Other current and accrued liabilities	196.7	189.5
Current maturities of long-term debt	29.8	8.6

Total current liabilities	655.5	584.6

OTHER LIABILITIES:
Long-term debt, less current portion	1,079.7	1,354.8
Deferred income taxes, net	1.7	1.8
Pension and postretirement	337.4	384.8
Claims and other liabilities	333.5	336.3
Commitments and contingencies
SHAREHOLDERS’ DEFICIT:
Preferred stock, $1.00 par value per share	—	—
Common stock, $0.01 par value per share	0.3	0.1
Capital surplus	2,288.5	1,964.4
Accumulated deficit	(2,246.2)	(2,154.2)
Accumulated other comprehensive loss	(311.1)	(315.0)
Treasury stock, at cost (410 shares)	(92.7)	(92.7)

Total shareholders’ deficit	(361.2)	(597.4)

Total liabilities and shareholders’ deficit	$2,046.6	$2,064.9

STATEMENTS OF CONSOLIDATED COMPREHENSIVE INCOME (LOSS)

YRC Worldwide Inc. and Subsidiaries

For the Three and Nine Months Ended September 30

(Amounts in millions except per share data, shares in thousands)

(Unaudited)

	Three Months		Nine Months
	2014	2013	2014	2013
OPERATING REVENUE	$1,322.6	$1,252.7	$3,851.1	$3,657.7

OPERATING EXPENSES:
Salaries, wages and employees’ benefits	745.9	711.8	2,212.3	2,110.3
Operating expenses and supplies	285.0	284.4	860.7	838.0
Purchased transportation	157.4	139.0	449.1	379.6
Depreciation and amortization	40.9	43.3	122.9	130.4
Other operating expenses	66.5	67.1	197.9	171.3
(Gains) losses on property disposals, net	0.2	1.3	(6.1)	(1.9)

Total operating expenses	1,295.9	1,246.9	3,836.8	3,627.7

OPERATING INCOME	26.7	5.8	14.3	30.0

NONOPERATING (INCOME) EXPENSES:
Interest expense	32.6	43.1	122.5	124.2
Gain on extinguishment of debt	—	—	(11.2)	—
Other, net	(2.7)	(0.2)	(6.7)	(3.0)

Nonoperating expenses, net	29.9	42.9	104.6	121.2

LOSS BEFORE INCOME TAXES	(3.2)	(37.1)	(90.3)	(91.2)
INCOME TAX (BENEFIT) EXPENSE	(4.4)	7.3	(16.4)	(7.2)

NET INCOME (LOSS)	1.2	(44.4)	(73.9)	(84.0)
AMORTIZATION OF BENEFICIAL CONVERSION FEATURE ON PREFERRED STOCK	—	—	(18.1)	—

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$1.2	$(44.4)	$(92.0)	$(84.0)

NET INCOME (LOSS)	$1.2	$(44.4)	$(73.9)	$(84.0)
OTHER COMPREHENSIVE INCOME (LOSS), NET OF TAX	(0.6)	4.6	3.9	9.8

COMPREHENSIVE INCOME (LOSS) ATTRIBUTABLE TO YRC WORLDWIDE INC.	$0.6	$(39.8)	$(70.0)	$(74.2)

AVERAGE COMMON SHARES OUTSTANDING-BASIC	30,639	9,977	27,896	9,053
AVERAGE COMMON SHARES OUTSTANDING-DILUTED	31,903	9,977	27,896	9,053
NET INCOME (LOSS) PER SHARE—BASIC	$0.04	$(4.45)	$(3.30)	$(9.29)
NET LOSS PER SHARE—DILUTED	$(0.03)	$(4.45)	$(3.30)	$(9.29)

STATEMENTS OF CONSOLIDATED CASH FLOWS

YRC Worldwide Inc. and Subsidiaries

For the Nine Months Ended September 30

(Amounts in millions)

(Unaudited)

	2014	2013
OPERATING ACTIVITIES:
Net loss	$(73.9)	$(84.0)
Noncash items included in net loss:
Depreciation and amortization	122.9	130.4
Gain on extinguishment of debt	(11.2)	—
Paid-in-kind interest on Series A Notes and Series B Notes	13.9	24.6
Amortization of deferred debt costs	6.9	5.0
Amortization of premiums and discounts on debt	26.5	7.5
Equity based compensation expense	11.1	4.5
Deferred income tax benefit, net	(3.0)	(0.1)
Gains on property disposals, net	(6.1)	(1.9)
Other noncash items, net	(4.7)	(1.6)
Changes in assets and liabilities, net:
Accounts receivable	(91.5)	(59.5)
Accounts payable	18.4	25.4
Other operating assets	0.3	0.9
Other operating liabilities	(35.9)	(54.2)

Net cash used in operating activities	(26.3)	(3.0)

INVESTING ACTIVITIES:
Acquisition of property and equipment	(47.6)	(56.5)
Proceeds from disposal of property and equipment	8.5	5.9
Restricted escrow receipts, net	57.1	19.9
Other	5.2	1.8

Net cash provided by (used in) investing activities	23.2	(28.9)

FINANCING ACTIVITIES:
Issuance of long-term debt	693.0	0.3
Repayment of long-term debt	(888.7)	(6.6)
Debt issuance costs	(29.0)	—
Equity issuance costs	(17.1)	—
Equity issuance proceeds	250.0	—

Net cash provided by (used in) financing activities	8.2	(6.3)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	5.1	(38.2)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	176.3	208.7

CASH AND CASH EQUIVALENTS, END OF PERIOD	$181.4	$170.5

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	$(103.3)	$(90.4)
Income tax refund, net	19.3	10.8

SUPPLEMENTAL FINANCIAL INFORMATION

YRC Worldwide Inc. and Subsidiaries

For the Three and Nine Months Ended September 30

(Amounts in millions)

(Unaudited)

SEGMENT INFORMATION

	Three Months			Nine Months
	2014	2013	%	2014	2013	%
Operating revenue:
YRC Freight	$843.0	$808.7	4.2	$2,441.9	$2,360.1	3.5
Regional Transportation	479.6	444.0	8.0	1,409.2	1,297.6	8.6
Other, net of eliminations	—	—		—	—

Consolidated	1,322.6	1,252.7	5.6	3,851.1	3,657.7	5.3
Operating income (loss):
YRC Freight	8.8	(9.7)		(24.0)	(15.8)
Regional Transportation	24.4	20.0		55.5	57.2
Corporate and other	(6.5)	(4.5)		(17.2)	(11.4)

Consolidated	$26.7	$5.8		$14.3	$30.0
Operating ratio:
YRC Freight	99.0%	101.2%		101.0%	100.7%
Regional Transportation	94.9%	95.5%		96.1%	95.6%
Consolidated	98.0%	99.5%		99.6%	99.2%

Operating ratio is calculated as (i) 100 percent (ii) minus the result of dividing operating income by operating revenue or (iii) plus the result of dividing operating loss by operating revenue, and expressed as a percentage.

SUPPLEMENTAL INFORMATION

As of September 30, 2014	Par Value	Discount	Book Value
New term loan	$694.8	$(6.1)	$688.7
ABL facility—(capacity $450M; borrowing base $448.4M; availability $75.5M; amount able to be drawn $31.5M)	—	—	—
Series B Notes	17.3	(1.2)	16.1
Secured Second A&R CDA	47.8	—	47.8
Unsecured Second A&R CDA	73.2	—	73.2
Lease financing obligations	283.5	—	283.5
Other	0.2	—	0.2

Total debt	$1,116.8	$(7.3)	$1,109.5

As of December 31, 2013	Par Value	Premium/ (Discount)	Book Value
Restructured term loan	$298.1	$37.7	$335.8
ABL facility – Term A—(capacity $175M; borrowing base $156.5M; availability $51.5M)	105.0	(2.1)	102.9
ABL facility – Term B—(capacity $219.9M; borrowing base $219.9M; availability $0)	219.9	(3.9)	216.0
Series A Notes	177.8	(17.8)	160.0
Series B Notes	69.2	(10.5)	58.7
6% convertible senior notes	69.4	(1.1)	68.3
Pension contribution deferral obligations	124.2	(0.2)	124.0
Lease financing obligations	297.5	—	297.5
Other	0.2	—	0.2

Total debt	$1,361.3	$2.1	$1,363.4

SUPPLEMENTAL FINANCIAL INFORMATION

YRC Worldwide Inc. and Subsidiaries

For the Three and Nine Months Ended September 30

(Amounts in millions)

(Unaudited)

	Three Months		Nine Months
	2014	2013	2014	2013
Reconciliation of operating income to adjusted EBITDA:
Operating income	$26.7	$5.8	$14.3	$30.0
Depreciation and amortization	40.9	43.3	122.9	130.4
(Gains) losses on property disposals, net	0.2	1.3	(6.1)	(1.9)
Letter of credit expense	2.5	8.0	9.8	25.8
Restructuring professional fees	3.1	3.2	4.2	6.0
Permitted dispositions and other	1.6	0.1	1.8	—
Equity based compensation expense	2.0	0.5	11.1	4.5
Amortization of ratification bonus	5.2	—	10.4	—
Other nonoperating, net (a)	(0.6)	(0.3)	(0.9)	1.4

Adjusted EBITDA	$81.6	$61.9	$167.5	$196.2

(a)	Other nonoperating, net excludes the impact of earnings (loss) of our equity method investment as well as non-cash foreign currency gains or losses.

	Three Months		Nine Months
Adjusted EBITDA by segment:	2014	2013	2014	2013
YRC Freight	$38.0	$24.2	$55.8	$87.8
Regional Transportation	43.2	38.3	111.2	109.8
Corporate and other	0.4	(0.6)	0.5	(1.4)

Adjusted EBITDA	$81.6	$61.9	$167.5	$196.2

	Three Months		Nine Months
	2014	2013	2014	2013
Reconciliation of adjusted EBITDA to adjusted free cash flow (deficit):
Adjusted EBITDA	$81.6	$61.9	$167.5	$196.2
Total restructuring professional fees	(3.1)	(3.2)	(4.2)	(6.0)
Cash paid for interest	(35.6)	(33.2)	(103.3)	(90.4)
Cash paid for letter of credit fees	(2.3)	(11.0)	(6.4)	(26.0)
Working capital cash flows excluding income tax, net	(20.7)	1.7	(99.2)	(87.6)

Net cash provided by (used) in operating activities before income taxes	19.9	16.2	(45.6)	(13.8)
Cash (paid for) received from income taxes, net	9.4	(1.0)	19.3	10.8

Net cash provided by (used in) operating activities	29.3	15.2	(26.3)	(3.0)
Acquisition of property and equipment	(22.9)	(17.4)	(47.6)	(56.5)
Total restructuring professional fees	3.1	3.2	4.2	6.0

Adjusted free cash flow (deficit)	$9.5	$1.0	$(69.7)	$(53.5)

SUPPLEMENTAL FINANCIAL INFORMATION

YRC Worldwide Inc. and Subsidiaries

For the Three and Nine Months Ended September 30

(Amounts in millions)

(Unaudited)

	Three Months		Nine Months
YRC Freight segment	2014	2013	2014	2013
Reconciliation of operating income (loss) to adjusted EBITDA:
Operating income (loss)	$8.8	$(9.7)	$(24.0)	$(15.8)
Depreciation and amortization	24.6	27.4	74.2	83.3
(Gains) losses on property disposals, net	0.1	0.9	(6.8)	(2.6)
Letter of credit expense	1.8	5.5	6.8	20.1
Amortization of ratification bonus	3.4	—	6.7	—
Other nonoperating, net (a)	(0.7)	0.1	(1.1)	2.8

Adjusted EBITDA	$38.0	$24.2	$55.8	$87.8

(a)	As required under our New Term Loan, other nonoperating, net shown above does not include the impact of non-cash foreign currency gains or losses.

	Three Months		Nine Months
Regional Transportation segment	2014	2013	2014	2013
Reconciliation of operating income to adjusted EBITDA:
Operating income	$24.4	$20.0	$55.5	$57.2
Depreciation and amortization	16.4	15.9	49.0	47.0
Losses on property disposals, net	0.1	0.4	0.7	0.5
Letter of credit expense	0.5	1.9	2.3	4.9
Amortization of ratification bonus	1.8	—	3.7	—
Other nonoperating, net	—	0.1	—	0.2

Adjusted EBITDA	$43.2	$38.3	$111.2	$109.8

	Three Months		Nine Months
Corporate and other segment	2014	2013	2014	2013
Reconciliation of operating loss to adjusted EBITDA:
Operating loss	$(6.5)	$(4.5)	$(17.2)	$(11.4)
Depreciation and amortization	(0.1)	—	(0.3)	0.1
Losses on property disposals, net	—	—	—	0.2
Letter of credit expense	0.2	0.6	0.7	0.8
Restructuring professional fees	3.1	3.2	4.2	6.0
Permitted dispositions and other	1.6	0.1	1.8	—
Equity based compensation expense	2.0	0.5	11.1	4.5
Other nonoperating, net (a)	0.1	(0.5)	0.2	(1.6)

Adjusted EBITDA	$0.4	$(0.6)	$0.5	$(1.4)

(a)	As required under our New Term Loan, other nonoperating, net shown above does not include the impact of earnings (loss) of our equity method investment as well as non-cash foreign currency gains or losses.

SUPPLEMENTAL FINANCIAL INFORMATION

YRC Worldwide Inc. and Subsidiaries

For the Trailing Twelve Months Ended September 30, 2014

(Amounts in millions)

(Unaudited)

2014
Reconciliation of operating income to adjusted EBITDA:
Operating income	$12.7
Depreciation and amortization	164.9
Gains on property disposals, net	(6.4)
Letter of credit expense	17.9
Restructuring professional fees	10.2
Permitted dispositions and other	3.3
Equity based compensation expense	12.4
Amortization of ratification bonus	10.4
Other nonoperating, net (a)	0.8

Adjusted EBITDA	$226.2

(a)	As required under our New Term Loan, other nonoperating, net shown above does not include the impact of earnings (loss) of our equity method investment as well as non-cash foreign currency gains or losses.

YRC Worldwide Inc.

Segment Statistics

Quarterly Comparison

	YRC Freight
	3Q14	3Q13	2Q14	Y/Y % (b)	Sequential % (b)
Workdays	64.0	64.0	63.5
Total picked up revenue (in millions) (a)	$840.1	$803.6	$839.2	4.5	0.1
Total tonnage (in thousands)	1,750	1,730	1,796	1.2	(2.6)
Total tonnage per day (in thousands)	27.34	27.03	28.29	1.2	(3.3)
Total shipments (in thousands)	2,957	2,928	3,070	1.0	(3.7)
Total shipments per day (in thousands)	46.20	45.75	48.35	1.0	(4.4)
Total picked up revenue/cwt.	$24.00	$23.23	$23.36	3.3	2.7
Total picked up revenue/shipment	$284	$274	$273	3.5	3.9
Total weight/shipment (in pounds)	1,184	1,181	1,170	0.2	1.2

(a) Reconciliation of operating revenue to total picked up revenue (in millions):

Operating revenue	$843.0	$808.7	$842.1
Change in revenue deferral and other	(2.9)	(5.1)	(2.9)

Total picked up revenue	$840.1	$803.6	$839.2

	Regional Transportation
	3Q14	3Q13	2Q14	Y/Y % (b)	Sequential % (b)
Workdays	64.0	62.5	62.5
Total picked up revenue (in millions) (a)	$479.9	$443.6	$475.6	8.2	0.9
Total tonnage (in thousands)	2,046	1,932	2,054	5.9	(0.4)
Total tonnage per day (in thousands)	31.97	30.91	32.86	3.5	(2.7)
Total shipments (in thousands)	2,794	2,676	2,807	4.4	(0.5)
Total shipments per day (in thousands)	43.65	42.82	44.91	1.9	(2.8)
Total picked up revenue/cwt.	$11.73	$11.48	$11.58	2.1	1.3
Total picked up revenue/shipment	$172	$166	$169	3.6	1.4
Total weight/shipment (in pounds)	1,465	1,444	1,463	1.5	0.1

(a) Reconciliation of operating revenue to total picked up revenue (in millions):

Operating revenue	$479.6	$444.0	$475.5
Change in revenue deferral and other	0.3	(0.4)	0.1

Total picked up revenue	$479.9	$443.6	$475.6

(a)	Does not equal financial statement revenue due to revenue recognition adjustments between accounting periods.
(b)	Percent change based on unrounded figures and not rounded figures presented.

YRC Worldwide Inc.

Segment Statistics

YTD Comparison

	YRC Freight
	YTD 3Q14	YTD 3Q13	Y/Y % (b)
Workdays	190.5	190.5
Total picked up revenue (in millions) (a)	$2,435.3	$2,358.1	3.3
Total tonnage (in thousands)	5,192	5,045	2.9
Total tonnage per day (in thousands)	27.26	26.48	2.9
Total shipments (in thousands)	8,799	8,644	1.8
Total shipments per day (in thousands)	46.19	45.37	1.8
Total picked up revenue/cwt.	$23.45	$23.37	0.3
Total picked up revenue/shipment	$277	$273	1.5
Total weight/shipment (in pounds)	1,180	1,167	1.1

(a) Reconciliation of operating revenue to total picked up revenue (in millions):

Operating revenue	$2,441.9	$2,360.1
Change in revenue deferral and other	(6.6)	(2.0)

Total picked up revenue	$2,435.3	$2,358.1

	Regional Transportation
	YTD 3Q14	YTD 3Q13	Y/Y % (b)
Workdays	193.5	189.0
Total picked up revenue (in millions) (a)	$1,409.9	$1,297.7	8.6
Total tonnage (in thousands)	6,115	5,733	6.7
Total tonnage per day (in thousands)	31.60	30.33	4.2
Total shipments (in thousands)	8,306	7,866	5.6
Total shipments per day (in thousands)	42.93	41.62	3.1
Total picked up revenue/cwt.	$11.53	$11.32	1.9
Total picked up revenue/shipment	$170	$165	2.9
Total weight/shipment (in pounds)	1,472	1,458	1.0

(a) Reconciliation of operating revenue to total picked up revenue (in millions):

Operating revenue	$1,409.3	$1,297.6
Change in revenue deferral and other	0.6	0.1

Total picked up revenue	$1,409.9	$1,297.7

(a)	Does not equal financial statement revenue due to revenue recognition adjustments between accounting periods.
(b)	Percent change based on unrounded figures and not rounded figures presented.